SNB Bancshares, Inc.

March 27, 2002

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held on April 25, 2002, in Macon, Georgia, at the time and place shown in the attached notice. In addition to considering the matters described in the proxy statement, we will review for you our 2001 business results and discuss other matters of interest to our shareholders.

We hope you can attend the meeting in person, but even if you plan to do so, we encourage you to vote your shares ahead of time by using the enclosed proxy card. This will ensure that your SNB stock will be represented at the meeting. If you attend the meeting and prefer to vote in person, you may do so. The attached proxy statement explains more about proxy voting. Please read it carefully.

We are enclosing in this package a copy of our 2001 Annual Report for your review. We look forward to seeing you at our annual meeting on April 25, 2002.

Sincerely,

Robert C. Ham

Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

SNB BANCSHARES, INC.

DATE: Thursday, April 25, 2002

TIME: 6:00 p.m.

PLACE: Museum of Arts & Sciences

4182 Forsyth Road

Macon, Georgia

MATTERS TO BE VOTED ON:

- PROPOSAL I: Election of five directors.

- PROPOSAL II: Approval of the SNB Bancshares, Inc. 2002 Incentive Stock Option Plan.

- Any other matters that may be properly brought before the meeting.

Only shareholders of record at the close of business on March 14, 2002 may vote at the meeting.

Your vote is important. Please complete, sign, date, and return your proxy card promptly in the enclosed envelope.

By Order of The Board of Directors,

Macon, Georgia Jackie H. Miller

March 27, 2002 Secretary

SNB BANCSHARES, INC.

2918 Riverside Drive

P. O. Box 4748

Macon, Georgia 31208

(478) 722-6200

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 25, 2002

This proxy statement is furnished to the shareholders of SNB Bancshares, Inc. in connection with the solicitation of proxies by our Board of Directors to be voted at the 2002 Annual Meeting of Shareholders and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held on Thursday, April 25, 2002 at the Museum of Arts & Sciences, 4182 Forsyth Road, Macon, Georgia at 6:00 p.m.

The approximate date on which this proxy statement and the accompanying proxy card are first being sent or given to shareholders is March 27, 2002.

As used in this proxy statement, the terms SNB, Company, we, our and us all refer to SNB Bancshares, Inc. and its subsidiaries.

VOTING

GENERAL

The securities that can be voted at the Annual Meeting consist of SNB's $1 par value common stock ("SNB stock") with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of SNB stock who are entitled to notice of and to vote at the Annual Meeting is March 14, 2002. On this record date, 3,388,067 shares of SNB stock were outstanding and eligible to be voted.

QUORUM AND VOTE REQUIRED

The presence, in person or by proxy, of a majority of the outstanding shares of SNB stock is necessary to constitute a quorum at the Annual Meeting. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against" as well as all abstentions (including votes to withhold authority to vote) will be counted.

In voting for the proposal to elect five directors (Proposal I), you may vote in favor of all nominees or withhold your votes as to all or as to specific nominees. The vote required to approve Proposal I is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. Votes withheld and broker non-votes will not be counted and will have no effect.

In voting for the proposal to approve the SNB Bancshares, Inc. 2002 Incentive Stock Option Plan (Proposal II), you may vote in favor of or against the proposal or you may abstain from voting. The vote required to approve this proposal is governed by Georgia law and is a majority of the outstanding shares entitled to vote, provided a quorum is present. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

Any other matter that may be submitted to shareholders will be determined by a majority of the votes cast at the meeting. Votes withheld and broker non-votes will not be counted and will have no effect.

Our SNB directors and executive officers hold 854,146 shares of SNB stock, or approximately 24.49% of all outstanding stock, and we believe that all of those shares will be voted in favor of all proposals.

PROXIES

All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees. In voting by proxy with regard to the proposal to approve the stock option plan, you may vote for or against the proposal or abstain from voting. You should specify your choices on the proxy card. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A SIGNED PROXY CARD WILL BE VOTED "FOR" THE PROPOSALS LISTED ON THE PROXY CARD. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted by giving written notice to Ms. Jackie H. Miller, Secretary of the Board of Directors, SNB Bancshares, Inc., P.O. Box 4748, Macon, Georgia 31208, by delivering a later dated proxy card, or by voting in person at the Annual Meeting.

We will pay all expenses incurred in the solicitation of proxies. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of stock held in their names. Registrar and Transfer Company, our registered transfer agent, will assist in soliciting proxies on a fee basis including out-of-pocket costs. Solicitation also may take place by mail, telephone and personal contact by our directors and executive officers without additional compensation.

PROPOSAL I - ELECTION OF DIRECTORS

Our Board of Directors consists of thirteen members, twelve of whom are non-employee directors. The other director is our President and Chief Executive Officer. Our articles of incorporation provide that the board shall be divided into three classes, as nearly equal in number as possible, and that the board shall consist of not less than five members and not more than twenty-five members, with the exact number to be fixed from time to time by the board or the shareholders. The term of office of one of the classes of directors expires each year, and a new class of directors is elected each year by the shareholders for a term of three years and until their successors are elected and qualified. The Board of Directors set the number of board members at thirteen at its January 2000 meeting.

The board has nominated the following persons, each of whom is currently a director, for submission to the shareholders for election to a three-year term expiring at the 2005 meeting:

Edward M. Beckham II

Alford C. Bridges

John W. Ramsey

Robert M. Stalnaker

Richard W. White, Jr.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO ELECT THE FIVE NOMINEES NAMED ABOVE.

Each of the nominees has consented to serve if elected. If any nominee is unavailable to serve for any reason, the board may designate a substitute nominee (in which event the persons named as proxies will vote the shares represented by all valid proxy cards for the election of such substitute nominee), allow the vacancy to remain open until a suitable candidate is located, or reduce the number of directors.

NOMINEES FOR TERMS EXPIRING IN 2005:

EDWARD M. BECKHAM, II, age 63, is a partner in Beckham Bros. Distribution, a BP Oil distributor that supplies petroleum products to wholesale and retail customers in the middle Georgia area. He is also a partner in Beckham Bros., which is a real estate and agricultural company. He has served as a director of SNB since August 1998. He has also been a director of Security Bank of Houston County, the Company's subsidiary bank in Perry and Warner Robins, Georgia ("SB-Houston"), since its founding.

ALFORD C. BRIDGES, age 63, is President and Chief Executive Officer of Whiteway Development Corporation d/b/a Appling Brothers, a grading, paving and construction company in Macon, Georgia. Mr. Bridges has served as a director of SNB and Security Bank of Bibb County, SNB's subsidiary bank in Macon, Georgia ("SB-Bibb"), since the founding of both companies.

JOHN W. RAMSEY, age 58, is Chairman and CEO of Fairfield Financial Services, Inc., a wholly owned mortgage subsidiary of Security Bank of Bibb County. Prior to joining the Bank, he was CEO of Group Financial Southeast d/b/a Fairfield Financial Associates. Ramsey is President and owner of Rams Four Ltd., a real estate development company that owns The Pines of Gray. Ramsey owns Rams Head Ltd., a Subchapter S corporation that owns Group Financial Southeast ("GFSE") and various other real estate holdings. He also owns Laurel Island Country Club, which has real estate developments in Kingsland, Georgia. He has been a director of both SNB and SB-Bibb since July 2000.

ROBERT M. STALNAKER, age 52, is former co-owner and President of Stalnaker Plastics, Inc., a manufacturing company in Warner Robins, Georgia. He has been a director of SNB since August 1998, and a director of SB-Houston since 1996.

RICHARD W. WHITE, JR., age 48, is President and part owner of White Brothers Warehouse, Inc., a wholesale distributor of auto parts in Macon, Georgia. He has been a director of SNB and SB-Bibb since the founding of both companies.

CONTINUING DIRECTORS - TERMS EXPIRING IN 2003:

ROBERT C. HAM, age 72, has been the Chairman of the Board of Directors of SNB and SB-Bibb since the inception of both companies. He is the past President and Chief Executive Officer of SNB and SB-Bibb. Mr. Ham organized the founding group who chartered SB-Bibb in 1988. Since June 1999, Mr. Ham has been employed with Morgan Stanley Dean Witter as a financial advisor.

ROBERT T. MULLIS, age 59, holds ownership interests in various businesses and in real estate holdings. Mr. Mullis has been a director of SNB and SB-Bibb since the founding of both companies.

H. CULLEN TALTON, JR., age 69, is the sheriff of Houston County, Georgia and a real estate developer. He has been a director of SNB since August 1998 and a director of SB-Houston since its founding.

JOE E. TIMBERLAKE, III, age 61, is the retired President of Timberlake Grocery Company in Macon, Georgia. He is also the treasurer of Flintlake, Inc., a managing partner in Timberlands Partnership and Timberlake LLP, and a director of several other private companies. He has been a director of SNB and SB-Bibb since the founding of both companies.

CONTINUING DIRECTORS - TERMS EXPIRING IN 2004:

BENJAMIN W. GRIFFITH, III, age 49, is President and owner of Southern Pine Plantations, Inc., a Macon based real estate development and timberland company. Mr. Griffith also holds ownership interests in various other timber, mining and real estate investments in the southeast. He is Vice Chairman of the SNB board and has been a director of SNB and SB-Bibb since the founding of both companies.

BEN G. PORTER, age 68, is Chairman of Filmworks USA, a company that conducts antiques sales and other events at Lakewood Fairgrounds in Atlanta, and operates Lakewood Antiques Gallery in Sandy Springs, Georgia. He is the retired President of Charter Medical International and Senior Vice President of Charter Medical Corporation and the former owner of Piedmont Communications Corporation. He has been a director of SNB and SB-Bibb since 1996.

H. AVERETT WALKER, age 48, has served as President and Chief Executive Officer of SNB and SB-Bibb since January 1997. He served as President and Chief Operating Officer of both entities from January 1996 through December 1996. His banking career includes over two years with Bank South as Middle Georgia Regional President in Macon, and ten years with NationsBank, now Bank of America, including positions as Regional President in Albany / Moultrie and President in LaGrange. He has been a director of SNB and SB-Bibb since 1996.

LARRY WALKER, age 59, has been the Georgia State Representative for the 141st District (Houston County) since 1972. He serves as House Majority Leader. Mr. Walker is an attorney with the firm of Walker, Hulbert, Gray, Byrd & Christy, LLC in Perry, Houston County, Georgia. He has been a director of SNB since August 1998 and a director of SB-Houston since its founding.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors conducts regular meetings, generally on a monthly basis. Our Board of Directors met thirteen times during 2001. Nine of the SNB directors also serve on the board of SB-Bibb. The other four SNB directors also serve on the SB-Houston board. Both subsidiary bank boards conduct some of their business through various board committees as described below. Each of our directors attended at least 75% of the meetings of the full boards and of the committees on which he serves except Larry Walker, who attended 66% of such meetings.

Subsidiary Bank Boards:

SNB directors Bridges, Griffith, Ham, Mullis, Porter, Ramsey, Timberlake, H. Averett Walker, and White also serve as directors of SB-Bibb. During 2001, the SB-Bibb board held thirteen meetings. SNB directors Beckham, Stalnaker, Talton and Larry Walker also serve as directors of SB-Houston. During 2001, the SB-Houston board held twelve meetings.

Board Committees:

The Company has established various joint committees, comprised of several board members from each of the two subsidiary banks, to conduct and coordinate the Company's business. These joint committees oversee personnel, audit, investment, data processing, risk management, marketing and building programs. The two banks also maintain separate committees to oversee lending and other functions.

Audit Committee. The joint SNB Audit Committee is responsible for overseeing audit functions, development and implementation of a written audit policy, review of federal and state examinations, evaluation of internal controls and overseeing compliance with all audits and examinations required by law. SNB board members Beckham, Griffith, Ham, and Mullis served on the Audit Committee during 2001. Other Audit Committee members served from each of the two subsidiary bank boards. These members included Robert C. Allen, John F. Rogers, and Charles W. Selby, Sr. from the SB-Bibb board, and Robert Causey, Herman Ragin, Dr. Felix Smith, and T. R. Tolleson, Jr. from the SB-Houston board. The Audit Committee held five meetings during 2001. The SNB Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and assessed for adequacy on an annual basis. A copy of the Audit Committee's written charter was included in the proxy statement last year. No changes have occurred in the committee charter.

Audit Committee Report. The SNB Audit Committee is comprised of 11 independent members, as defined by the National Association of Securities Dealers, Inc. ("NASD"). SNB's Common Stock is traded on The NASDAQ Stock Market, Inc., which is a subsidiary of NASD. The Audit Committee recommends to the Board of Directors the independent accountants to be selected as SNB's auditors and reviews the audit plan, financial statements and audit results. The Audit Committee also reviews the internal audit reports of SNB's affiliates and reviews comments from the affiliates as to exceptions noted in the reports. SNB Director Beckham serves as chairman of the Audit Committee. In addition to the meetings of the full committee, Chairman Beckham, representing the entire committee as authorized by the committee charter, reviewed the interim financial statements and discussed them with the senior partner of the audit firm prior to the filing of the Company's quarterly reports on Form 10Q.

During fiscal year 2001, SNB retained its principal auditor, McNair, McLemore, Middlebrooks & Co., LLP, to provide audit services with fees totaling $88,827. Other services during 2001 were $135,725. McNair, McLemore, Middlebrooks & Co. provided no financial information systems design services to SNB. The Audit Committee has considered whether the provision of non-audit services by SNB's principal auditor is compatible with maintaining auditor independence.

The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2001 with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 (Codification of Statements on Auditing Standards, AU 380), Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent accountants their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in SNB's Annual Report on Form 10-K for filing with the Commission.

Personnel Committee. SNB has a Personnel Committee that serves to establish compensation for executive officers and key management positions, review the selection and hiring of key officers, oversee the administration of employee benefit programs, and set guidelines for compensation for all employees. The SNB Personnel Committee also serves to coordinate compensation policies for all entities in the Company. Due to its corporate oversight functions, representatives from both subsidiary banks serve on this committee. SNB board members who served on the Personnel Committee in 2001 were Beckham, Griffith, Mullis, Porter, Talton, Timberlake, and H. Averett Walker. One regular committee meeting was held. Additionally, an Ad Hoc Personnel Committee was formed in 2001 to review a new stock option program and compensation packages for key executive officers. SNB directors Beckham, Bridges, Griffith, Ham, Mullis, Porter, Timberlake, H. Averett Walker and Larry Walker served on the Ad Hoc Personnel Committee, which met three times during 2001.

Compensation Committee Report. Decisions with respect to the compensation of the Company's executive officers are made by the SNB Personnel Committee (the "Committee"), with input and participation from directors from both bank boards. All Committee members listed above are non-employee members with the exception of H. Averett Walker, who abstains for any votes affecting his personal compensation. The decisions of the Committee are reviewed by the full boards of SNB and the subsidiary banks. The following report outlines the policies used in determining the salaries of H. Averett Walker as CEO and the executive officers as a group.

General Compensation Policies. The Company has a formal performance appraisal process for executive management. The objective of the appraisal process is to align actions of executive officers with the enhancement of shareholder value. The process to determine the base salary level for CEO H. Averett Walker involves an annual review form that includes ratings on key areas: (a) performance against annual short-term objectives (set at the beginning of each year) (b) performance against long-term strategic objectives, (c) business conduct and integrity, (d) competence in meeting the Company's current needs, (e) leadership and team-building abilities (f) community and industry standing and involvement, and (g) quality of relationship with board members. Other executive officers are reviewed based on specific job standards and achievement of pre-determined strategic goals. Executive officers also participate in the Annual Cash Incentive Plans of their respective banks and are eligible to participate in the 401(k) Savings Incentive and Profit Sharing Plan. The executive officers are also eligible for stock option grants from established Company stock option plans. No such grants were made to the Named Executive Officers listed below during 2001.

Compensation Paid in 2001. Compensation paid to CEO Walker in 2001 consisted of the following types: base salary, cash incentive bonus, contributions made by the Company on behalf of the executive officer to the 401(k) plan, cash director fees, and other small perquisites. Contributions to the 401(k) plan are made for all participating employees on a nondiscriminatory basis. The values of these items are presented in the Summary Compensation Table in the "Executive Compensation" section.

In January 2001, the Committee approved an annual base salary of $165,375 for H. Averett Walker, representing a 6% increase over his prior salary. He also received director fees of $9,000 during the year 2001. In January 2002, the Committee approved a cash bonus payment to Mr. Walker of $42,854, or 25.9% of his 2001 base salary, for reaching certain Company and officer-specific goals for the year 2001 in the Annual Cash Incentive Plan as established and approved by the SNB board at the start of the calendar year. The bonus payout for Mr. Walker was considered equitable considering the overall growth in asset size and profitability of the Company.

Compensation Committee Interlocks and Insider Participation. No interlocks or insider participation exist within the Compensation Committee. Executive Officer H. Averett Walker attends committee meetings but does not cast on vote on any compensation matters.

Nominating Committee. Neither SNB nor its subsidiary banks have a Nominating Committee.

DIRECTOR COMPENSATION

SNB directors receive $500 per month for regular holding company board meetings. Prior to October 2001, SNB paid $300 in monthly fees. No committee fee payments are made by the holding company. SB-Bibb pays $400 per month to each of its directors for their service as SB-Bibb directors. SB-Bibb pays an additional $50 for each Loan Committee meeting, based on attendance. Beginning February 2001, SB-Houston pays its directors $400 per month for each regular board meeting. Previously the fee was $300. SB-Houston also pays $50 for each committee meeting attended. No annual bonuses or other plans or perquisites are provided to directors of SNB or the two banks. During the year 2001, we paid a total of $234,400 in fees to directors of the holding company and the subsidiary banks.

PROPOSAL II - APPROVAL OF THE SNB BANCSHARES, INC. 2002 INCENTIVE STOCK OPTION PLAN

General. At its regular meeting on December 20, 2001, our Board of Directors voted to adopt, subject to the approval of a majority of our shareholders at the 2002 Annual Meeting, the SNB Bancshares, Inc. 2002 Incentive Stock Option Plan. The text of this plan is attached to this proxy statement as Appendix A. The plan enables our Board of Directors, or a committee thereof, to grant incentive stock options for up to 220,000 shares of SNB $1 par common stock to key officers and employees of SNB and our subsidiaries. This amounts to 6.5% of current outstanding shares. The purpose of this plan is to attract, retain and develop strong management as the Company continues to expand, and to induce key individuals who render services that contribute materially to our success to remain with us for the long term.

Our Board of Directors, or its designated committee, will have the sole authority over all administrative matters of the plan. The option price for shares issued under the plan will be equal to or greater than the fair market value of SNB stock on the dates granted. The term of the plan will be ten years after the effective date, unless terminated earlier, and no options may be granted under this plan after the ten-year period. The Company will receive no consideration upon granting of an option.

Options that are granted will vest and become exercisable in installments as directed by our board in individual stock option agreements with the optionees. We anticipate that the board will set specific performance criteria that must be met before optionees can earn the right to exercise any options from this plan. The performance criteria will specify target levels for profits and returns to shareholders that must be achieved. This will be a change from previous option shares granted to optionees from earlier plans. For options granted from the Company's prior stock option programs, optionees become vested in their share grants through the passage of time that they remain employed with us after the grant dates.

When the optionees exercise their options from the 2002 plan, optionees can choose to pay for their shares either in cash, in shares of SNB stock already owned, or in a combination of both. Shares surrendered in payment of the option price will be valued at fair market value at the date of exercise. The optionees must actually exercise their option shares to earn any voting rights and rights to receive cash dividends on these shares. Pro-rata adjustments will be made to the number of shares in this plan if we have any stock splits, stock dividends or other capitalization changes. The plan allows for acceleration of vesting and exercise privileges of the option if an optionee's termination of employment is due to a change in control, death or total disability. If an optionee's job is terminated for cause, then all unvested options at the date of termination expire and become unexercisable.

The 2002 plan may be amended or terminated by our Board of Directors at any time, except that certain changes will require shareholder approval. These changes are (i) to increase the maximum number of shares subject to the plan; (ii) to change the designation or class of persons eligible to receive options under the plan; (iii) to extend the term of the plan or the maximum option exercise period; or (iv) to decrease the minimum price at which shares may be optioned under the plan.

Federal Income Tax Consequences. The options granted under this plan are intended to be incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended. Under federal income tax law, our Company will have no federal income tax consequences upon the grant or exercise of options from this plan.

The federal income tax impacts for the individual optionees are as follows. The optionees who receive grants from this plan will have no federal income tax consequences when they receive their grants, but they may have tax consequences when they exercise their options. Although the optionees will realize no taxable income when they exercise their options, the exercise may cause alternative minimum tax. The spread between the option price and the fair market value of the SNB stock is treated as an adjustment item for alternative minimum tax purposes where the stock is acquired upon the exercise of the option is not disposed of in the same taxable year. If an optionee disposes of any exercised option shares within a year of the exercise, the disposition is considered a disqualifying disposition, and the gain on the sale or exchange will generally be treated as ordinary income to the optionee in the year of disposition. If the optionee disposes of any exercised option shares more than one year after the exercise, he will realize a long-term gain or loss on the disposal.

Shareholder Approval Required. The affirmative vote of the holders of a majority of the votes entitled to be cast at the Annual Meeting is required for approval of the plan. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes. No actions have yet been taken to determine grants to be made from this plan. Subject to shareholder approval, future grants made from the plan will be determined by the Board of Directors according to the governing provisions in the plan document. Please refer to Appendix A for a complete copy of the proposed plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE SNB BANCSHARES, INC. 2002 INCENTIVE STOCK OPTION PLAN.

STOCK OWNERSHIP

PRINCIPAL SHAREHOLDERS

There are no shareholders of SNB stock who hold more than 5% of the outstanding shares.

DIRECTORS AND EXECUTIVE OFFICERS

The following table shows information as of March 14, 2002 regarding the ownership of SNB stock by each individual SNB director (including nominees for director) and each Named Executive Officer, and by all SNB directors and executive officers as a group.

Name	Position	Shares Beneficially Owned (1)		Percent of Class (2)

Edward M. Beckham, II	Director & Nominee	35,090		1.01%

Alford C. Bridges	Director & Nominee	61,200		1.76%

Richard A. Collinsworth	Executive Officer	18,636	(3)	0.54%

Benjamin W. Griffith, III	Director	95,315		2.74%

Robert C. Ham	Director	60,425		1.74%

Robert T. Mullis	Director	167,680	(4)	4.83%

Michael T. O'Dillon	Executive Officer	21,200	(5)	0.61%

Ben G. Porter	Director	69,750		2.01%

John W. Ramsey	Director, Executive Officer	49,943	(6)	1.00%
	& Nominee
Robert M. Stalnaker	Director & Nominee	6,970	(7)	0.20%

H. Cullen Talton, Jr.	Director	15,073		0.43%

Joe E. Timberlake, III	Director	105,070	(8)	3.03%

H. Averett Walker	Director & Executive Officer	59,813	(9)	1.72%

Larry Walker	Director	16,220	(10)	0.47%

Richard W. White, Jr.	Director & Nominee	41,861	(11)	1.21%

All directors and executive officers as a group		854,146		24.49%
(16 persons)

(1) This table is based upon information furnished to us by the persons listed above. Included are shares of SNB stock that may be acquired within 60 days of March 14, 2002 upon the exercise of vested stock options. Unless otherwise indicated, the persons listed in the tables have sole voting and investment power with regard to the shares shown as owned by such persons.

(2) Calculated on a base of 3,388,067 shares outstanding plus 99,400 in options currently exercisable.

(3) Includes 15,500 shares subject to presently exercisable options.

(4) Includes 125 shares held by a broker as custodian for Mr. Mullis; 7,286 shares held jointly with Michael C. Griffin; and 27,522 shares for which Mr. Mullis holds a power of attorney. Mr. Mullis disclaims beneficial ownership for the shares held jointly with Mr. Griffin and the shares for which he holds a power of attorney.

(5) Includes 15,500 shares subject to presently exercisable options.

(6) Includes 47,443 shares held in the name of GFSE and 2,500 shares held in Mr. Ramsey's IRA account.

(7) Includes 870 shares held by Mr. Stalnaker's wife.

(8) Includes 11,639 shares held by Mr. Timberlake as trustee for revocable family trusts; 6,701 shares held by a broker as custodian for Mr. Timberlake; and 400 shares held in a brokerage account in the name of Mr. Timberlake as trustee for a revocable family trust.

(9) Includes 12,401 shares held in Mr. H. Averett Walker's IRA account, and 22,750 shares subject to presently exercisable options.

(10) Includes 307 shares held by Mr. Larry Walker's wife, 100 shares held by a broker as custodian for Mr. Larry Walker, and 929 shares held in Mr. Larry Walker's IRA account.

(11) Includes 15,907 shares held jointly with Mr. White's wife.

EXECUTIVE OFFICERS

The following contains certain information about executive officers of SNB who are not directors. All executive officers of SNB do not hold office for a fixed term but may be removed by the Board of Directors with or without cause.

RICHARD A. COLLINSWORTH, age 52, has served as Executive Vice President of SNB and SB-Bibb since January 1996. Prior to joining the Company, he was City Commercial Banking Manager for Bank South in Macon in 1995. His thirty-one year banking background includes positions at NationsBank, now Bank of America, in North Carolina and Texas and at Henderson National Bank in Huntsville, Alabama. His responsibilities have included commercial lending, credit administration, marketing, internal reorganizations and product development.

SHIRLEY D. JACKSON, age 64, was one of three founding executive officers of SB-Bibb in 1988, and currently serves as Senior Vice President of SNB and SB-Bibb with responsibilities in commercial lending. Her forty-two year banking background includes employment at Central Bank of Georgia, now First Union National Bank, from 1973 to 1987 as Vice President in commercial and consumer lending.

MICHAEL T. O'DILLON, age 47, was one of three founding executive officers of SB-Bibb in 1988. He serves as Senior Vice President, Treasurer and Chief Financial Officer of SNB and Senior Vice President and Cashier of SB-Bibb. He was employed by Central Bank of Georgia, now First Union National Bank, from 1977 to 1987, where he served as Vice President and Corporate Secretary in charge of operations and financial reporting.

SHAREHOLDER RETURN PERFORMANCE GRAPH

The following graph provides a comparison of the Company's yearly average percentage change in cumulative total shareholder return (calculated based upon the stock appreciation) on the common stock of the Company for the four year period from December 1997 to December 2001. All cumulative returns assume an initial investment of $100 in the Company's shares and the reinvestment of all dividends. The Company listed its common stock on the NASDAQ market in December 1997. Prior to this, stock trades were light and sporadic. Comparisons are made to the NASDAQ Market Index and The Carson Medlin Company's Independent Bank Index (the "Independent Bank Index"). The Independent Bank Index is a compilation of the total return to shareholders over the past four years of a group of 23 independent community banks located in the southeastern states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia. The total four-year return was calculated for each of the banks in the peer group taking into consideration changes in stock price, cash dividends, stock dividends, and stock splits since December 31, 1997. The individual results were then weighted by the market capitalization of each bank relative to the entire peer group. The total return approach and the weighting based upon market capitalization are consistent with the preparation of the NASDAQ total return index.

THE FOLLOWING IS A TABLE OUTLINING THE INFORMATION SHOWN IN THE PERFORMANCE GRAPH

	1997	1998	1999	2000	2001
SNB BANCSHARES, INC.	100	112	81	76	87
INDEPENDENT BANK INDEX	100	112	101	97	112
NASDAQ INDEX	100	141	262	158	125

EXECUTIVE COMPENSATION

The tables below set forth information concerning compensation paid to the most highly compensated executive officers of SNB ("Named Executive Officers") whose total annual base salary and bonus for 2001 exceeded $100,000.
		Annual Compensation			Long-Term Compensation
				Other Annual	Stock Option	All Other
Name &		Salary	Bonus	Compensation	Awards	Compensation
Principal Position	Year	($) (1)	($) (2)	(3)	# (4)	($) (5)

H. Averett Walker	2001	$ 165,375	$ 42,854	$ 12,200	0	$ 15,244
President, Chief	2000	156,014	35,263	10,250	0	12,832
Executive Officer &	1999	147,195	28,103	8,700	10,000	12,660
Director of SNB
and SB-Bibb

Richard A. Collinsworth	2001	$ 116,250	$ 19,316	$ -	0	$ 11,246
Executive Vice	2000	99,224	20,862	-	0	7,832
President of SNB and	1999	94,500	20,242	-	7,500	7,736
SB-Bibb

Michael T. O'Dillon	2001	$ 83,000	$ 18,192	$ -	0	$ 7,705
Senior Vice President,	2000	80,588	17,921	-	0	6,340
Treasurer, & CFO of SNB;	1999	76,750		-	7,500	6,379
Senior Vice President &
Cashier of SB-Bibb

John W. Ramsey (6)	2001	$ 125,000	$ -	$ 9,000	0	$ 9,483
Chairman & CEO-Fairfield	2000	$ 52,083	$ -	3,500		$ 250
Financial Services, Inc. &	1999	N/A	N/A	-	N/A	N/A
Director of SNB & SB-Bibb

(1) Includes amounts deferred at the election of the executive officers into the Company's 401(k) Savings Incentive and Profit Sharing Plan.

(2) Accrued amounts earned from the Annual Cash Incentive Bonus Plan. Bonuses are distributed in January of the subsequent calendar year.

(3) Cash director fees paid to the executive officers by SNB and / or the subsidiary banks. Other perquisites and personal benefits, in total, do not exceed the lesser of $50,000 or 10% of the salary and bonus for any given executive officer.

(4) Number of option shares granted during 1999 from the SNB 1999 Incentive Stock Option Plan.

(5) Discretionary and matching amounts contributed to the Company's 401(K) Savings Incentive and Profit Sharing Plan for the executive officers.

(6) Mr. Ramsey's employment with SNB began after the July 31, 2000 acquisition of Fairfield Financial Services, Inc. by SB-Bibb.

EXECUTIVE EMPLOYMENT AGREEMENTS

Walker Agreement. On January 1, 2002, the Company entered into an employment agreement with H. Averett Walker, employing Mr. Walker as President and Chief Executive Officer of SNB and SB-Bibb for an initial annual base salary of $173,644 during 2002. The initial term of the agreement is for two years, with annual automatic extensions thereafter unless terminated with a 90-day advance notice from either party. The base salary to be paid to Walker in future years is to be determined annually by the Board of Directors or a committee thereof. The agreement calls for Mr. Walker's participation in various employee benefit, option, and bonus plans and other fringe benefits.

If Mr. Walker's employment is terminated (a) for "cause" (as defined), (b) at his election, or (c) due to death or disability, then all compensation obligations cease at the date of termination. If Mr. Walker's employment is terminated (a) by the employer without cause, or (b) by the employee for "good reason" (as defined), or (c) upon the employer's breach of the agreement, then Mr. Walker is entitled to receive his annual salary for a term of one year.

Mr. Walker's agreement includes "change of control" provisions (as defined), whereby, if a change in control occurs during the term of the agreement and Mr. Walker's employment is terminated within three years of such change of control, he will be entitled to receive two years of base salary, bonus compensation, insurance benefits and participation in retirement plans. The agreement includes certain restrictions on Mr. Walker concerning nondisclosure of proprietary information, and one-year covenants not to compete or solicit our customers or employees.

Since his employment, Mr. Walker has received grants for 28,750 stock options at various grant prices ranging from $9.00 to $17.94 per share from the Company's 1996 and 1999 stock option plans. The stock options vest on varying dates over five year periods. Upon Mr. Walker's death or total disability, all stock options granted as of the date of either death or total disability shall remain exercisable.

Collinsworth Agreement. On January 1, 2002, the Company entered into an employment agreement with Richard A. Collinsworth, employing Mr. Collinsworth as Executive Vice President of SNB and SB-Bibb for an initial annual base salary of $140,000 during 2002. The initial term of the agreement is for eighteen months, with annual automatic extensions thereafter unless terminated with a 90-day advance notice from either party. The base salary to be paid to Collinsworth in future years is to be determined annually by the Chief Executive Officer with board oversight. The agreement calls for Mr. Collinsworth's participation in various employee benefit, option, and bonus plans and other fringe benefits.

If Mr. Collinsworth's employment is terminated (a) for "cause" (as defined), (b) at his election, or (c) due to death or disability, then all compensation obligations cease at the date of termination. If Mr. Collinsworth's employment is terminated (a) by the employer without cause, or (b) by the employee for "good reason" (as defined), or (c) upon the employer's breach of the agreement, then Mr. Collinsworth is entitled to receive his annual salary for a term of one year.

Mr. Collinsworth's agreement includes "change of control" provisions (as defined), whereby, if a change in control occurs during the term of the agreement and Mr. Collinsworth's employment is terminated within two years of such change of control, he will be entitled to receive eighteen months of base salary, bonus compensation, insurance benefits and participation in retirement plans. The agreement includes certain restrictions on Mr. Collinsworth concerning nondisclosure of proprietary information, and one-year covenants not to compete or solicit our customers or employees.

Since his employment, Mr. Collinsworth has received grants for 20,000 stock options at various grant prices ranging from $9.00 to $18.50 per share from the Company's 1996 and 1999 stock option plans. The stock options vest on varying dates over five year periods. Upon Mr. Collinsworth's death or total disability, all stock options granted as of the date of either death or total disability shall remain exercisable.

Other Change in Control Arrangements. As a result of the July 2000 acquisition of Fairfield Financial Services, Inc. ("Fairfield") as a wholly owned mortgage subsidiary of SB-Bibb, SNB entered into certain contract agreements with Director John W. Ramsey, the Chairman and CEO of Fairfield, and certain other key senior officers of Fairfield who are not designated as Named Executive Officers of SNB. The other key senior officers are James O. DeWitt, Vice Chairman of Fairfield, John B. Peterson, Jr., Vice Chairman of Fairfield, and John V. Sheridan, III, President of Fairfield. The contracts generally entitle the individuals to one year's annual compensation if terminated within one year of a change in control of SNB. The agreements include certain restrictions concerning disclosure of proprietary information, and two-year covenants not to compete in defined trade territories or solicit our customers or employees.

There are no other compensatory plans, employment contracts or change in control arrangements that would result in any payments to officers of SNB or its subsidiaries as a result of resignation, retirement or any other termination of such individual's employment with the Company or from a change in control of SNB or our subsidiary banks.

CURRENT STOCK OPTION PLANS

There were no stock options granted to or exercised by any of the Named Executive Officers during the year 2001. The following table summarizes the aggregated values of all options held by each of the Named Executive Officers as of March 14, 2002.

Aggregated Option Exercises in Last Year
and Year-End Option Values
	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at 12/31/01 (#)		Value of Unexercised In-the-Money Options at 12/31/01 ($)(1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

H. Averett Walker	0	$0	22,750	6,000	$106,313	$0
Richard A. Collinsworth	0	0	15,500	4,500	70,875	0
Michael T. O'Dillon	0	0	15,500	4,500	70,875	0
John W. Ramsey	0	0	0	0	0	0

(1) This value is computed by subtracting the option exercise prices from the market price of SNB common stock on December 31, 2001, which was $14.67 per share, and multiplying that result by the applicable number of shares. Only in-the-money option shares are valued.

TRANSACTIONS WITH THE COMPANY

Loans. SNB's bank subsidiaries have loans outstanding to certain members of SNB's directors, executive officers and principal shareholders, together with their immediate family members and the companies associated with them. In our opinion, these loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with SNB or our subsidiary banks, and did not involve more than the normal risk of collectibility or present other unfavorable features.

The aggregate balance of loans to this group was $21,015,621, or 60.4% of equity capital, as of December 31, 2001 and $9,437,258, or 30.4% of equity capital, as of December 31, 2000. The year-end balances also represented the high aggregate indebtedness positions of this group at each year-end. No debt to any single individual and related interests exceeded 10% of our equity capital at any time during 2001 or 2000. SNB's two subsidiary banks expect to have similar banking transactions in the future in the ordinary course of business with our directors, executive officers, principal stockholders and their related interests.

Other Transactions. On July 31, 2000, SB-Bibb purchased the assets of Group Financial Southeast (dba Fairfield Financial) in a business combination accounted for as a purchase. At July 2000 meetings of the SNB and SB-Bibb boards, John W. Ramsey, a principal in Group Financial Southeast and Chairman and CEO of Fairfield Financial, was appointed to be a director of both boards. The assets purchased in the transaction were placed in a newly formed subsidiary of SB-Bibb incorporated as Fairfield Financial Services, Inc. ("Fairfield"). Fairfield is primarily engaged in residential real estate mortgage lending in the state of Georgia. The initial purchase price approximated $1.4 million, which consisted of approximately $1.0 million in cash and 32,345 shares of SNB stock valued at $388,140 at closing.

In addition to the consideration paid at closing, the Asset Purchase Agreement on Fairfield provides for additional contingent payments of purchase price for years ending 2001 through 2005 based on the earnings of Fairfield. The additional payments, if any, are to be payable in cash and stock. Cash payments for 2001 will equate to 60% of Fairfield's earnings for the year. Stock payments for 2001 will be based on 40% of 2001 earnings utilizing a specific formula for determining number of shares. The number of shares issued during any year cannot exceed 75,000. The maximum number of shares under the agreement cannot exceed 300,000 for years 2001-2005. If Fairfield sustains losses, no additional purchase price payments are due. The contingent payment due in 2002 as a result of the 2001 financial performance of Fairfield was calculated and paid in March 2002 to GFSE, a company owned by Director Ramsey. The consideration paid was a combination including 15,098 shares of SNB common stock, $793,000 in cash, and accrued interest at the IRS-published interest rate for obligations maturing within one year. Additional payments are anticipated for the remaining years in the contingency period through 2005. Amounts payable to Director Ramsey's affiliated company for these remaining years cannot be determined in advance, since all payments will be based on the future annual financial performance of the Fairfield subsidiary. The Asset Purchase Agreement also provided for a non-compete agreement and change-in-control provisions for Director Ramsey.

In April 2001, Security Bank of Bibb County purchased a 1.7-acre land lot at 4219 Forsyth Road, Macon, Georgia for $736,000. The property will be used for a new Main Office, Corporate Center and a retail branch for Security Bank of Bibb County. The Bank purchased the lot from GFSE Holdings, LLC of which SNB Director John W. Ramsey is a partner. The Bank obtained a fair market appraisal on the property of $736,000 prior to the purchase. The SNB board unanimously approved the transaction, with Director Ramsey abstaining from the vote.

During 2001, Appling Brothers, a grading, paving and construction company in Macon, Georgia, was selected to perform site work for the construction of SB-Bibb's new Corporate Center in a competitive bid process managed by the general contractor. Appling Brothers was the low bidder and was awarded the contract for $120,452. SNB Director Bridges is the owner of Appling Brothers.

Fairfield leases office space for its field offices in various Georgia cities from Director Ramsey or his related companies. Payments made under lease arrangements totaled $113,568 and $57,650 during the years 2001 and 2000, respectively.

As a part of its ongoing business, Fairfield originated $963,000 in mortgage loans during 2001 to related parties that were sold to a third-party investor. Additionally, construction loans of $542,000 with a balance of $346,672 as of December 31, 2001 were also originated to related parties. The construction loans generally convert to permanent financing in 12 months and are sold to third-party investors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and persons who own more than ten percent of our stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Common Stock of SNB held by such persons on Forms 3, 4 and 5. These persons are also required to furnish us with copies of all forms they file under this regulation.

To our knowledge, based solely on our review of copies of such forms received by us, and certain written representations from reporting persons that no other reports were required, we believe that during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent beneficial owners were met on a timely basis with the following exceptions. Director Ham filed one Form 4 late reporting two transactions, Director Talton filed one Form 4 late reporting three transactions, and Director Larry Walker filed one Form 5 late reporting 8 dividend reinvestment transactions.

INDEPENDENT ACCOUNTANTS

The Board of Directors of SNB has appointed the firm of McNair, McLemore, Middlebrooks & Co., LLP, Macon, Georgia, to continue as independent accountants of SNB and its subsidiaries for the year ending December 31, 2002. McNair, McLemore, Middlebrooks & Co., LLP has served as independent accountants since our inception and we consider them to be well qualified. Representatives of the CPA firm will be present at the Annual Meeting. They will be available to answer your questions at that time.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

We must receive shareholder proposals intended for presentment at our 2003 Annual Meeting of Shareholders by no later than November 27, 2002 in order to be included in our proxy statement and related proxy materials for that meeting. Any notice of a shareholder proposal not received by us on or before February 10, 2003 will not be considered timely and will not be submitted to shareholders at the 2003 Annual Meeting.

OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of the Annual Meeting of Shareholders that may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of SNB.

ANNUAL REPORT

A copy of our 2001 Annual Report, which contains audited financial statements and footnote disclosures, is being mailed to each shareholder of record together with these proxy materials. The 2001 Annual Report is not a part of our soliciting materials.

UPON WRITTEN REQUEST, A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SHALL BE FURNISHED TO SHAREHOLDERS WITHOUT CHARGE. PLEASE DIRECT YOUR WRITTEN REQUEST TO:

MICHAEL T. O'DILLON, SNB BANCSHARES, INC., P. O. BOX 4748, MACON, GEORGIA 31208.

APPENDIX A

SNB BANCSHARES, INC.

2002 INCENTIVE STOCK OPTION PLAN

1. Purpose.

(a) This 2002 Incentive Stock Option Plan (the "Plan") document is intended to implement and govern the 2002 Incentive Stock Option Plan of SNB Bancshares, Inc., a Georgia corporation ("Company"), and its subsidiary corporations, Security Bank of Bibb County, Security Bank of Houston County and any other subsidiary acquired or established by Company in the future ("Banks"). It provides for the granting of options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

(b) The purpose of this Plan is to further the interests of the Company by assisting the Banks in retaining and developing strong management and inducing individuals to become and remain employees of the Banks. The Plan is intended to accomplish this purpose by allowing the Company to grant options ("Options") to purchase shares of the Company's $1.00 par value common stock ("Common Stock"). For purposes of the Plan, "Parent Corporation" and "Subsidiary Corporation" shall mean corporations as defined in Sections 424(e) and 424(f), respectively, of the Code.

2. Administration.

(a) The Plan shall be administered by the Board of Directors (the "Board") or by a committee ("Committee") appointed by the Board and consisting of not less than two Board members. (For purposes of this plan document, the term "Board" shall mean the Committee to the extent that the Board's powers have been delegated to the Committee.)

(b) The Board shall have sole authority in its absolute discretion to (i) determine which officers or other key employees of the Banks shall receive Options ("Optionees"), and (ii) subject to the express provisions of this Plan, to determine the time when Options shall be granted, the terms and conditions of Options other than those terms and conditions fixed under this Plan, and the number of shares which may be issued upon exercise of the Options. The Board shall adopt by resolution such rules and regulations as may be required to carry out the purposes of the Plan and shall have authority to do everything necessary or appropriate to administer the Plan. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees. Administration of the Plan with respect to members of the Committee shall not be delegated, but shall at all times remain vested in the Board. The Board may from time to time remove members from, or add members to, the Committee and vacancies on the Committee shall be filled by the Board. Furthermore, the Board at any time by resolution may abolish the Committee and revest in the Board the administration of the Plan.

(c) With respect to Options granted to an employee who is also a member of the Board, the Board shall take action by a vote sufficient without counting the vote of such member of the Board, although such member of the Board may be counted in determining the presence of a quorum at a meeting of the Board which authorizes the granting of Options to such member of the Board.

(d) The Committee, if appointed pursuant to this Section 2, shall report to the Board the name of employees granted Options, the number of shares covered by each Option and the terms and conditions of each such Option.

3. Eligibility. Persons who shall be eligible to receive Options under the Plan shall be officers and other key employees of the Banks who render those types of services that contribute materially to the success of the Banks. The determination as to whether an officer or other key employee is eligible to receive Options hereunder shall be made by the Board in its sole discretion, and the decision of the Board shall be binding and final.

4. Number of Shares. The maximum aggregate number of shares which may be optioned and sold under the Plan is 220,000 shares of authorized but unissued or treasury shares of Common Stock of the Company. In the event that Options granted under the Plan shall terminate or expire without being exercised, in whole or in part, the shares subject to such unexercised Options shall again become available for the granting of an Option under this Plan.

5. Option Price. The option price ("Option Price") for shares of Common Stock to be issued under the Plan shall be equal to or greater than the fair market value of such shares on the date on which the Option covering such shares is granted, except that if on the date on which such Option is granted the Optionee is a Restricted Shareholder (as defined hereinafter), then such Option Price shall be equal to or greater than one hundred ten percent (110%) of the fair market value of the shares on the date such Option is granted. For the purposes of the Plan, a "Restricted Shareholder" is an individual who, at the time an Option is granted under the Plan, owns stock possessing more than ten percent (10%) of the total combined vesting power of all classes of stock of the Company, with stock ownership to be determined in light of the attribution rules set forth in Section 424(d) of the Code. The fair market value of shares of Common Stock for all purposes of the Plan shall be determined by the Board in its sole discretion, exercised in good faith.

6. Term of the Plan. The Plan shall be effective as of April 26, 2002, and shall continue in effect for ten (10) years thereafter until April 26, 2012, unless terminated earlier. No Option may be granted pursuant hereto after April 26, 2012.

7. Exercise of Options. Subject to the limitations set forth herein and/or in any applicable Stock Option Agreement entered into hereunder, Options granted under the Plan shall be exercisable in accordance with the following rules:

(a) General. Subject to the other provisions of this Section 7, Options shall vest and become exercisable at such times and in such installments as the Board shall provide in each individual Stock Option Agreement. Notwithstanding the foregoing, the Board may in its sole discretion, accelerate the time at which an Option or installment thereof may be exercised.

(b) Termination of Options. All installments of an Option shall expire and terminate on such date as the Board shall determine, but in no event later than ten (10) years (five (5) years in the case of a Restricted Shareholder) from the date such Option was granted ("Option Termination Date"). Unless provided otherwise in this Section 7 or in the Stock Option Agreement pursuant to which an Option is granted, an Option shall vest and may be exercised as provided in such Stock Option Agreement and at any time thereafter until, and including, the day before the Option Termination Date.

(c) Change in Control.

(i) In the event that the employment of an Optionee with the Company or Banks is terminated, voluntarily or involuntarily, by reason of a Change in Control (as defined hereinafter), any Options granted pursuant hereto which have not vested as of the date of such Optionee's termination of employment by reason of a Change in Control shall become vested and exercisable on the Optionee's date of termination. All vested and exercisable Options granted pursuant hereto to such Optionee shall be exercisable until the earlier of the Option Termination Date or the date thirty (30) days after the date of such Optionee's date of termination. Provided, however, if such Optionee should breach any covenant regarding proprietary information or other protective covenants of an employment agreement with the Company or Banks following termination, then any Option granted pursuant hereto but not exercised as of the date of such breach shall be immediately forfeited. As used herein, a "Change in Control" shall mean either: (1) the acquisition, directly or indirectly, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) within any twelve (12) month period of securities of the Company or Banks representing any aggregate of thirty percent (30%) or more of the combined voting power of the Parent Corporation's or Subsidiary Corporation's then outstanding securities; (2) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company or Banks, cease for any reason to constitute a majority thereof, unless each new director was nominated by the directors then still in office who were directors at the beginning of the period; (3) consummation of a merger, consolidation or other business combination of the Company or Banks with any other "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Company or Banks immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least sixty percent (60%) of the common stock of the Company or Banks, or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination; (4) consummation of a plan of complete liquidation or the Company or Banks; or (5) the sale or disposition by the Company or Banks of all or substantially all the assets of the Company or Banks to an unaffiliated third party.

(ii) Upon the consummation of any Change in Control specified in Section 7(c)(i) above, the Plan and any unexercised Options issued hereunder (or any unexercised portion thereof) shall terminate and cease to be effective, unless provision is made in connection with such transaction for assumption of Options previously granted or the substitution for such Options of new options covering the securities of a successor corporation or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and prices. Any change or adjustment made pursuant to the terms of this Section 7(c)(ii) shall be made in such a manner so as not to constitute a "modification" as defined in Section 424(h) of the Code and so as not to cause any Incentive Stock Option issued under the Plan to fail to continue to qualify as an Incentive Stock Option as defined in Section 422(b) of the Code.

(d) Death or Disability of Optionee While Employed.

(i) In the event that the employment of an Optionee with the Company or Banks is terminated by reason of such Optionee's death, any Options granted pursuant hereto which have not vested as of the date of such Optionee's death shall become vested and exercisable on the date of Optionee's death. All vested and exercisable Options granted pursuant hereto to such Optionee shall be exercisable until the earlier of the Option Termination Date or the date thirty (30) days after the date of qualification of such Optionee's personal representative. Any such vested Option of a deceased Optionee may be exercised prior to their expiration only by a person or persons to whom such Optionee's Option rights pass by will or by the laws of descent and distribution. Provided, however, if such Optionee should breach any covenant regarding proprietary information or other protective covenants of an employment agreement with the Company or Banks following termination, then any Option granted pursuant hereto but not exercised as of the date of such breach shall be immediately forfeited.

(ii) In the event that the employment of an Optionee with the Company or Banks is terminated by reason of such Optionee becoming Totally Disabled (as defined hereinafter), any Options granted pursuant hereto which have not vested as of the date of such Optionee's termination of employment by reason of becoming Totally Disabled shall become vested and exercisable on the date of Optionee becoming Totally Disabled. All vested and exercisable Options granted pursuant hereto to such Optionee shall be exercisable until the earlier of the Option Termination Date or the date thirty (30) days after the date of such Optionee becoming Totally Disabled. As used herein, "Totally Disabled" refers to a condition resulting from injury or illness to an Optionee while such Optionee is an employee of the Company or Banks that prevents such Optionee from performing his or her services pursuant to any employment agreement for a period of ninety (90) consecutive days. Provided, however, if such Optionee should breach any covenant regarding proprietary information or other protective covenants of an employment agreement with the Company or Banks following termination, then any Option granted pursuant hereto but not exercised as of the date of such breach shall be immediately forfeited.

(e) Termination of Employment Other Than by Change in Control or by Death or Disability.

(i) In the event that the employment of an Optionee with the Company or Banks is terminated for Cause (as defined hereinafter), all Options granted pursuant hereto which have not vested as of such Optionee's date of termination shall expire and become unexercisable on the earlier of the Option Termination Date or the Optionee's date of termination. All vested and exercisable options as of such Optionee's date of termination shall expire on the earlier of the Option Termination Date or the date thirty (30) days after such Optionee's date of termination. As used herein, "Cause" shall mean:

(A) conduct by an Optionee in the performance of his or her duties that amounts to insubordination, fraud, dishonesty, misappropriation of Company or Banks assets or misconduct;

(B) failure by an Optionee to perform his or her duties diligently, competently and in a manner and to the extent required under any employment agreement with the Company or Banks, or breach by an Optionee of any covenant, promise, representation or warranty of any employment agreement with the Company or Banks or of any fiduciary or other obligation owed by an Optionee to the Company or Banks, including without limitation the obligation to refrain from engaging in activities prohibited by any employment agreement with Company or Banks;

(C) the commission by an Optionee of a felony or any crime involving moral turpitude;

(D) failure of an Optionee to follow established lawful policies of the Company or Banks.

Provided, however, if such Optionee should breach any covenant regarding proprietary information or other protective covenants of an employment agreement with the Company or Banks following termination, then any Option granted pursuant hereto but not exercised as of the date of such breach shall be immediately forfeited.

(ii) In the event that the employment of an Optionee with the Company or Banks is terminated by the Company or Banks or by Optionee for any reason other than for Cause or upon Optionee's death or becoming Totally Disabled, all Options granted pursuant hereto which have not vested as of such Optionee's date of termination shall expire and become unexercisable on the earlier of the Option Termination Date or the Optionee's date of termination. All vested and exercisable options as of such Optionee's date of termination shall expire on the earlier of the Option Termination Date or the date thirty (30) days after such Optionee's date of termination. A leave of absence approved in writing by the Board shall not be deemed a termination of employment for purposes of this Section 7(e)(ii), but no Option may be exercised during any such leave of absence. Provided, however, if such Optionee should breach any covenant regarding proprietary information or other protective covenants of an employment agreement with the Company or Banks following termination, then any Option granted pursuant hereto but not exercised as of the date of such breach shall be immediately forfeited.

(f) Payment. The entire Option Price shall be paid in cash at the time the Option is exercised or by delivery of shares of the Company owned by Optionee at the market value of the shares at the time of exercise.

(g) Miscellaneous.

(i) An Option may be exercised in accordance with this Section 7 as to all vested Options from time to time during the applicable option period, except that an Option shall not be exercisable with respect to fractions of a share.

(ii) As a condition to the exercise of an Option, the Board may in its sole discretion, require the Optionee to pay in cash, in addition to the purchase price of the shares covered by the Option, an amount equal to any federal, state and local taxes that may be required to be withheld in connection with the exercise of such Option.

8. Shareholder Approval. The Options granted under the Plan are effective immediately upon adoption of the Plan by the Board, but the exercise of any Option granted is conditioned on approval of the Plan by stockholders of the Company as required by applicable law and/or the Company's Certificate of Incorporation and Bylaws within twelve months after approval of the Plan by the Board. No Option granted pursuant hereto shall be exercisable (or otherwise vest any rights thereunder in the Optionees) unless and until the Plan has been so approved.

9. Limit on Amount of Exercisable Options. The aggregate fair market value (determined as of the date the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year under all incentive stock option plans of the Company shall not exceed one hundred thousand dollars ($100,000.00).

10. Stock Option Agreement. The terms and conditions of Options granted under the Plan shall be evidenced by a Stock Option Agreement executed by the Company or Banks and the person to whom the Option is granted. Each Stock Option Agreement shall incorporate the Plan by reference and shall include such provisions as are determined to be necessary or appropriate by the Board.

11. Stock Restriction Agreement. As a condition to the granting of any Option hereunder and the subsequent exercise of any such Option, the Board may require the Optionee to enter into a stock restriction agreement with the Company for the purpose of limiting the sale or other transfer of ownership of Common Stock acquired by the Optionee.

12. Amendment or Termination of the Plan.

(a) The Board may amend, suspend and/or terminate the Plan at any time; provided, however, that except as provided in Section 15 below, the Board shall not amend the Plan in the following respects without shareholder approval:

(i) To increase the maximum number of shares subject to the Plan;

(ii) To change the designation or class of persons eligible to receive Options under the Plan;

(iii) To extend the term of the Plan or the maximum Option exercise period; or

(iv) To decrease the minimum price at which shares may be optioned under the Plan.

(b) Furthermore, the Plan may not, without the approval of the shareholders, be amended in any manner that would cause Incentive Stock Options issued hereunder to fail to qualify as Incentive Stock Options as defined in Section 422(b) of the Code. Notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall adversely affect Options granted on or prior to the date thereof, as evidenced by the execution of a Stock Option Agreement by both the Company and the Optionee, without the consent of such Optionee.

13. Options Not Transferable. Options granted under this Plan may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner, either voluntarily or involuntarily by operation of law, other than by will or the laws of descent and distribution, and may be exercised during the lifetime of an Optionee only by such Optionee or, if such Optionee shall become legally Incompetent or disabled, by such Optionee's guardian or legal representative.

14. Restrictions on Issuance of Shares.

(a) Subject to the limitations set forth herein, the Company shall have the following registration, qualification and stock exchange approval obligations:

(i) In the event that the Company shall deem it necessary to register the Plan and/or the shares of Common Stock and/or the Options under the Securities Act of 1933 or other applicable statutes any shares of Common Stock with respect to which an Option shall have been exercised, or to qualify any such shares for exemption from such registration requirements, then the Company shall take such action at its own expense before delivery of such shares; and/or

(ii) In the event the shares of stock of the Company shall be listed on any national stock exchange at the time of the exercise of an Option under the Plan, then the Company shall make prompt application for such stock exchange's approval of the listing of such shares on such stock exchange, at the sole expense of the Company.

(b) In no event shall the Company be obligated to agree to any conditions that it deems unacceptable as a prerequisite to obtaining such registration, qualification and/or stock exchange approval. The inability of the Company to obtain from any regulatory agency and/or stock exchange the authorization deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such stock as to which such requisite authorization shall not have been obtained.

(c) The exercise of Options granted under the Plan shall be conditioned upon the Company obtaining any required regulatory permit authorizing the Company to issue such Options.

15. Adjustments Upon Changes In Capitalization. If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, upon proper authorization of the Board an appropriate adjustment shall be made in the number or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to individual Optionees under the Plan upon exercise of Options granted under the Plan; provided, however, that no such adjustment need be made if, upon the advice of counsel, the Board determines that such adjustment may result in the receipt of federally taxable income to holders of Options granted pursuant hereto or the holders of Common Stock or other classes of the Company's securities.

16. Representations and Warranties. As a condition to the granting and the exercise of any portion of an Option, the Company may require the person receiving or exercising such Option to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including but not limited to a representation and warranty that the Option and/or shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

17. No Enlargement of Employee Rights. The Plan is purely voluntary on the part of the Company, and while the Company hopes to continue it indefinitely, the continuance of the Plan shall not be deemed to constitute a contract between the Company or the Banks and any employee, or to be consideration for or a condition of the employment of any employee. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge or retire any employee thereof at any time. No employee shall have the right to or interest in options authorized hereunder prior to the grant of such an Option to such employee, and upon such grant he shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Certificate of Incorporation and Bylaws, as the same may be amended from time to time.

18. Privileges of Stock Ownership. No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock issuable upon exercise of such Option until a certificate representing such shares shall have been issued. No adjustments shall be made for dividends or other rights for which the record date is prior to the date of issuance of such certificate, except as provided in Section 15.

19. Legends on Options and Stock Certificates. Each Stock Option Agreement and each certificate representing shares of Common Stock acquired upon exercise of an Option shall be endorsed with all legends, if any, required by applicable securities laws to be placed on the Stock Option Agreement and/or certificate.

20. Availability of Plan. A copy of the Plan shall be delivered to the Secretary of the Company and shall be shown by the Secretary to any eligible person making reasonable inquiry concerning the Plan.

21. Applicable Law. The Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

22. Miscellaneous.

      The Plan shall be binding upon the successors and assigns of the Company.

      Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

      Headings of articles and sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

IN WITNESS WHEREOF, pursuant to the due authorization and adoption of the Plan by the Board on December 20, 2001, the Company has caused the Plan to be duly executed by its duly authorized officers this __________ day of __________, 2002.

SNB BANCSHARES, INC.

BY:________________________________________

President

ATTEST:____________________________________

Secretary